UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On December 20, 2005, The Coast Distribution System, Inc. issued a press release reporting that its Board of Directors had held a special meeting to consider the unsolicited proposal publicly disclosed by Bell Industries on the morning of December 15, 2005, and received by Coast Distribution late that day. Although the Board discussed the proposal, it decided not to take any action until it selects and retains an investment banking firm to support the Board in its deliberative process.

In the press release, the Company also stated that its Board has just begun this process; no decisions have been made by the Board respect to the Company’s response, if any, to Bell’s proposal; and that the Board will proceed in a timely and orderly manner to consider the proposal and its implications. The Company also said that it does not intend to comment on the proposal until it completes its review and will not speculate as to any future course of action it might take.

The foregoing description of the contents of the press release is qualified by reference to that press release, in its entirety, a copy of which is attached hereto as Exhibit 99.1 and which, by this reference, is incorporated in full into this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press Release issued December 20, 2005 reporting on Board Meeting held relating to Bell Industries’ December 15, 2005 announcement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Dated: December 20, 2005	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued December 20, 2005 reporting on Board Meeting held relating to Bell Industries’ December 15, 2005 announcement.

E-1